UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 9, 2014, Coty Inc. (the "Company") announced a new organizational structure that aims to reinforce the Company’s growth path and strengthen its position as a global leader in beauty. The organization design will evolve from two stand-alone divisions, Coty Prestige and Coty Beauty, to a more integrated model built around categories and regions. A copy of the press release announcing the new organizational structure is filed as Exhibit 99.1.

The Board of Directors of the Company approved the program for the new organizational structure (the "Program") at its meeting on June 19, 2014. As disclosed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2014, the Company has been evaluating its operating model to identify areas for simplification and standardization.

The Company anticipates that the Program will result in annual savings as well as material restructuring and other special charges as it is implemented. The Company is currently unable in good faith to estimate the annual savings expected from the Program, the amount or range of amounts of restructuring and other special charges to be incurred in total or by major type of cost and the amount or range of amounts that will result in future cash expenditures. The Company will disclose updated information as details of the Program are finalized and upon determination of such amounts. The Company expects to disclose this updated information in connection with, or prior to, its audited financial results for the fiscal year ended June 30, 2014, currently scheduled to be released on August 28, 2014.

Item 8.01. Other Events.

The Company announced today certain changes in the positions of its executive officers in connection with the Program. Renato Semerari, previously President, Coty Beauty, will become President, Categories and Innovation. Jean Mortier, previously President, Coty Prestige, will become President, Global Markets. In addition, Ralph Macchio has announced his retirement as Senior Vice President of Global Research and Development, Chief Scientific Officer. Mr. Macchio is expected to remain employed with the Company in his current capacity through the Company's fiscal year ending June 30, 2015 and, once a new head of research and development is appointed, will work on transition and other projects to ensure continuity before his retirement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release of Coty Inc., dated July 9, 2014

Forward-Looking Statements
Certain statements in this Form 8-K are forward-looking statements. These forward-looking statements reflect the Company's current views with respect to the Program and its anticipated benefits, including anticipated annual savings resulting from the Program and its effect on the Company's growth path and its position as a global leader in beauty, and its executive officers. These forward-looking statements are generally identified by words or phrases, such as "aim", "will", "anticipates", "expect", "intend" and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including whether the Company will be able to implement the Program as planned, the Company's ability to achieve its global business strategy and compete effectively in the market, whether the Program will reinforce the Company's growth path and strengthen its position in beauty and the Company's appointment of a new executive officer. More information about potential risks and uncertainties that could affect the Company's business and financial results is included under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other periodic reports the Company has filed and may file with the Securities and Exchange Commission from time to time. The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: July 9, 2014	By:	/s/ Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Coty Inc., dated July 9, 2014